Exhibit 10.6

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated January 15, 2014 (as amended, restated, modified, extended, renewed, replaced, supplemented, restructured and/or refinanced from time to time, the “Guaranty”), is delivered by PSC Licensing Corp., a California corporation, and HyperSound Health, Inc., a Delaware corporation (collectively, and together with any other parties hereto from time to time, being hereinafter referred to as the “Guarantors” and individually as a “Guarantor”), in favor of PNC Bank, National Association, in its capacity as administrative agent for the Credit Agreement (as defined below), and any successor thereto (the “Agent”), for the benefit of the Secured Parties.

BACKGROUND

A. Voyetra Turtle Beach, Inc., a Delaware corporation, and Parametric Sound Corporation, a Nevada corporation (collectively, the “Borrowers”), VTB Holdings, Inc., a Delaware corporation (“Holdings,” and together with the Borrowers and the Guarantors, collectively, the “Obligors”), the Agent and the other various financial institutions party thereto from time to time (the “Lenders”) and the other parties thereto, entered into a Credit Agreement, dated as of August 22, 2012 (such Credit Agreement, as the same has been and may further be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrowers, for the benefit of the Borrowers, Holdings and the Guarantors.

B. As a condition to extending credit to the Borrowers under the Credit Agreement or entering into any Secured Hedging Agreement or any agreement evidencing any Banking Services Obligations (together with any Credit Document, the “Secured Debt Agreements”), the Lenders have required, among other things, that the Guarantors execute and deliver this Guaranty.

C. It is a requirement under the Credit Agreement and the Third Amendment thereto, dated as of the date hereof, that the Guarantors shall have executed and delivered to the Agent this Guaranty.

D. The Guarantors will obtain benefits from the incurrence of the credit extensions and other financial accommodations under the Credit Agreement, any Secured Hedging Agreement or any agreement evidencing any Banking Services Obligations and, accordingly, the Guarantors desire to execute this Guaranty to satisfy the condition precedent described in the preceding paragraph.

NOW, THEREFORE, in consideration of the above premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Guarantors hereby, irrevocably and unconditionally, jointly and severally guarantee to the Secured Parties and become surety for the full and prompt payment and performance when due, whether at maturity, by acceleration or otherwise, of the Guaranteed Indebtedness, as defined below (subject to the limitations set forth herein).

Each Guarantor hereby further agrees, for the benefit of the Secured Parties, that:

1. Definitions. All capitalized terms used in this Guaranty shall have the meanings ascribed to them in the Credit Agreement to the extent not otherwise defined or limited herein.

2. Guaranty. Each Guarantor hereby irrevocably and unconditionally, jointly and severally, guarantees to the Secured Parties, and becomes surety for, the full and prompt payment and performance when due, whether at maturity, by acceleration or otherwise, of the following (hereinafter referred to as the “Guaranteed Indebtedness”):

(a) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all Obligations (including, without limitation, principal, premium, or interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Obligor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) owing to any Secured Party, whether now existing or hereafter incurred under the Credit Agreement or any other Secured Debt Agreement, or otherwise with respect to any Loan or Letter of Credit;

(b) any and all sums advanced by the Agent in order to preserve any Collateral or preserve its security interest in the Collateral;

(c) in the event of any proceeding for the collection or enforcement of any Obligations, liabilities or indebtedness referred to above, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(d) all amounts paid by any Indemnitees as to which such Indemnitee has the right to reimbursement under Section 15 of this Agreement; and

(e) all other amounts owing to any Secured Party pursuant to any of the Secured Debt Agreements.

3. Guaranty Final. Upon the execution and delivery of this Guaranty to the Agent, this Guaranty shall be deemed to be finally executed and delivered by each Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting such Guarantor’s liability, and no statement, representation, agreement or promise on the part of the Secured Parties, any Obligor, or any of them, or any officer, employee or agent thereof, unless contained herein, forms any part of this Guaranty or has induced the making hereof shall be deemed in any way to affect any Guarantor’s liability hereunder.

4. Amendment and Waiver. No amendment, alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the Persons against whom enforcement is sought unless made in writing and signed by an authorized officer of such Person.

5. Dealings with Obligors. The Secured Parties, or any of them, may, from time to time, without exonerating or releasing any Guarantor in any way under this Guaranty, (a) take such further or other security or collateral for the Obligations or any part thereof as the Secured Parties, or any of them, may deem proper, consistent with the Credit Agreement and any other Secured Debt Agreement, (b) add, release, discharge, abandon or otherwise deal with or fail to deal with any Guarantor of any of the Obligations or any security or collateral therefor or any part thereof now or hereafter held by the Secured Parties, or any of them, or (c) amend, modify, extend, accelerate or waive in any manner any of the provisions (including, without limitation, any condition to funding), terms, or conditions of any Secured Debt Agreement in accordance with the terms thereof, all as the Secured Parties, or any of them, may consider expedient or appropriate in their sole and absolute discretion. Without limiting the generality of the foregoing, or of Section 6 hereof, it is understood that the Secured Parties, or any of them, may, without exonerating or releasing any Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for or guaranty of the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, as the Secured Parties, or any of them, may deem expedient, consistent with the Credit Agreement and any Secured Debt Agreement, all without notice to any Guarantor, except as applicable law may require and not permit to be waived.

6. Guaranty Unconditional. Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations, any Secured Debt Agreement or any other agreement, instrument or contract evidencing, related to or attendant with the Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the liabilities and obligations of any Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantors and the Secured Parties that the covenants, agreements and all liabilities and obligations of the Guarantors hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, no Guarantor’s undertakings hereunder shall be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor (other than indefeasible payment in full of the Obligations (other than contingent indemnification obligations not then due or asserted and only including the Banking Services Obligations to the extent due and payable as of the date of such payment), the termination, expiration or Cash Collateralization of all Letters of Credit, the termination of all Secured Hedging Agreements and the termination of all Commitments), or by reason of any waiver, omission of the Secured Parties, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Secured Parties, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, any Guarantor, except in the case of gross negligence or willful misconduct by the Secured Parties, or any of them, or by reason of any further dealings between any Obligor and the Secured Parties, or any of them, or any other guarantor or surety, and each Guarantor, to the extent permitted by applicable law, hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

7. Credit Extensions Benefit Guarantors. Each Guarantor expressly represents and acknowledges that any financial accommodations by the Secured Parties, or any of them, to the Borrowers, including, without limitation, the Credit Extensions, are and will be of direct interest, benefit and advantage to the Guarantors.

8. Representations and Warranties. Each Guarantor hereby represents and warrants that:

(a) it has the power and authority to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary limited partnership, limited liability company or corporate action to authorize its execution, delivery and performance of this Guaranty;

(b) this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity;

(c) the execution, delivery and performance of this Guaranty will not contravene (i) such Guarantor’s Organizational Documents, (ii) any material contractual restriction binding on or affecting such Guarantor, (iii) any court decree or order binding on or affecting such Guarantor or (iv) except where such contravention, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, any law or governmental regulation binding on or affecting such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties of such Guarantor (except as permitted by the Credit Agreement);

(d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, any shareholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty except those which will have been duly obtained, made or complied with on or prior to the date hereof;

(e) no litigation, investigation, action or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor, or against any of its properties or revenues which could be reasonably expected, individually or in the aggregate to result in a Material Adverse Effect on such Guarantor’s financial condition; or which purports to affect the legality, validity or enforceability of this Guaranty;

(f) each Guarantor has read the Credit Agreement and each other Credit Document, including, without limitation, the representations and warranties set forth in Article VI of the Credit Agreement, and hereby represents and warrants that such representations and warranties are true and correct in all material respects to the extent applicable to such Guarantor; and

(g) each Guarantor agrees that the representations and warranties in (f) above shall be deemed to have been made by such Guarantor on the date of each Credit Extension under the Credit Agreement as though made hereunder on and as of such date, except that any representation or warranty made as of an earlier date shall be true and correct in all material respects as of such earlier date and except for changes therein expressly permitted or contemplated by this Guaranty or any other Credit Document (or as consented to by the Agent and the Required Lenders in a written communication to the Guarantors).

9. Set-off. The Secured Parties, or any of them, may, without demand or notice of any kind upon or to any Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor, if the Borrowers shall not have timely paid the Obligations after the lapse of any applicable cure period, set off and appropriate any property, balances, credit accounts or moneys of any Guarantor in the possession of the Secured Parties, or any of them, or under the control of any of them for any purpose, which property, balances, credit accounts or moneys shall thereupon be turned over and remitted to the Agent, to be held and applied to the Guaranteed Indebtedness by the Agent in accordance with the Credit Agreement.

10. Bankruptcy. Upon the bankruptcy or winding up or other distribution of assets of any Obligor, the rights of the Secured Parties, or any of them, against the Guarantors shall not be affected or impaired by the omission of the Secured Parties, or any of them, to prove its or their claim or full claim, as appropriate, and the Secured Parties may prove or refrain from proving any claim as they see fit and, in their respective discretion, they may value or refrain from valuing as they see fit any security held by the Secured Parties, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Secured Parties of any Guarantor.

11. Waivers by Guarantor. Each Guarantor hereby expressly waives, to the extent permitted by applicable law: (a) notice of acceptance of this Guaranty; (b) notice of the existence or creation of all or any of the Obligations; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing; and (e) until the indefeasible payment in full of the Obligations (other than contingent indemnification obligations not then due or asserted and only including the Banking Services Obligations to the extent due and payable as of the date of such payment), the termination, expiration or Cash Collateralization of all Letters of Credit, the termination of all Secured Hedging Agreements and the termination of all Commitments, all rights of subrogation, indemnification, contribution and reimbursement against any Obligor, all rights to enforce any remedy that the Secured Parties, or any of them, may have against any Obligor and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Secured Parties, or any of them, in respect of the Obligations. Any money received by any Guarantor in violation of this Section 11 shall be held in trust by such Guarantor for the benefit of the Secured Parties. If a claim is ever made upon the Secured Parties, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Obligations and such Person repays all or part of such amount by reason of any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or any good faith settlement or compromise of any such claim effected by such Person with any such claimant, including, without limitation, any Obligor, then in such event the Guarantors agree that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantors, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantors shall be and shall remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person (but only to the extent of the guaranty of Guaranteed Indebtedness set forth in Section 2 hereof).

12. Subordination. Until the indefeasible payment in full of the Obligations (other than contingent indemnification obligations not then due or asserted and only including the Banking Services Obligations to the extent due and payable as of the date of such payment), the termination, expiration or Cash Collateralization of all Letters of Credit, the termination of all Secured Hedging Agreements and the termination of all Commitments, each Guarantor hereby subordinates each and all of its interests, claims, rights and entitlements to payment of any sums now due or hereafter to become due to such Guarantor from any Obligor or other guarantor or surety for the Obligations, to the interests, claims, rights and entitlements of the Secured Parties to payment of any sums now due or hereafter to become due to any Secured Party from any Obligor or other guarantor or surety for the Obligations, to the extent of the Obligations; provided that any Guarantor may receive, payments from any other Obligor to the extent expressly permitted by the Credit Agreement.

13. Assignment by the Secured Parties. To the extent permitted under the Credit Agreement, the Secured Parties may each, and without notice of any kind, except as otherwise required by the Credit Agreement, sell, assign or transfer all or any of their interests in the Obligations, and in such event, each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits. No Guarantor shall assign any of its rights or obligations under this Guaranty nor shall any Guarantor amend this Guaranty, without the written consent of the Agent and in accordance with the terms and conditions of the Credit Agreement.

14. Remedies Cumulative. No delay by the Secured Parties, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Parties, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Secured Parties, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Guaranteed Indebtedness shall include, without limitation, any Obligation notwithstanding any right or power of any third party, individually or in the name of any Obligor or any other Person, to assert any claim or defense as to the invalidity or unenforceability of such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.

15. Indemnification. Each Guarantor agrees jointly and severally (a) to indemnify, reimburse and hold harmless the Agent and each other Secured Party and their respective successors, assigns,

employees, agents and affiliates (individually an “Indemnitee,” and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature imposed on or asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or the enforcement of any of the terms of, or the preservation of any rights under this Agreement, and (b) to reimburse each Indemnitee for all costs, expenses and disbursements, including attorneys’ fees and expenses, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Agent hereunder be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of each Guarantor under this Section 15 are unenforceable for any reason, each Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Guarantor contained in this Section 15 shall continue in full force and effect notwithstanding the full payment of all the Secured Obligations and the termination of all commitments under Secured Debt Agreements and all Secured Hedging Agreements and notwithstanding the discharge thereof.

16. Miscellaneous. This is a guaranty of payment and not of collection. In the event of a demand upon any Guarantor under this Guaranty, the Guarantors shall be held and bound to the Secured Parties directly as debtor with respect to the payment of the amounts hereby guaranteed. All costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Secured Parties, or any of them, in obtaining performance of or collecting payments due under this Guaranty, to the extent permitted by the Credit Agreement, shall be deemed part of the Obligations guaranteed hereby.

17. Time of the Essence. Time is of the essence with regard to the Guarantors’ performance of its obligations hereunder.

18. Notices. All notices, demands and other communications required or permitted hereunder shall be in writing and shall be given in a manner as set forth in the Credit Agreement and, with respect to the Borrowers, the Agent and the Lenders at the addresses set forth in the Credit Agreement, and with respect to the Guarantors, at the address specified on the signature page hereto.

19. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(a) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HEREUNDER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S

OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 13.2 OF THE CREDIT AGREEMENT. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS.

(b) EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH GUARANTOR IN CONNECTION THEREWITH. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND EACH LENDER ENTERING INTO THE CREDIT DOCUMENTS. EXCEPT AS PROHIBITED BY LAW, EACH GUARANTOR WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL OR OTHER TYPE OF DAMAGES OTHER THAN ACTUAL DAMAGES.

20. Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated as invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Guaranty shall remain in full force and effect and shall not be affected by such holding or adjudication.

21. Counterparts. This Guaranty may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

22. Recourse. This Guaranty is made with full recourse to each Guarantor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Guarantors contained herein and in the other Credit Documents and otherwise in writing in connection herewith or therewith.

23. Fraudulent Conveyance; Etc. It is the desire and intent of the Guarantors and the Secured Parties that this Guaranty shall be enforced against the Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Notwithstanding anything in this Guaranty to the contrary, however, (a) the right of recovery against any Guarantor under this Guaranty shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Guaranty void or voidable under applicable law, including fraudulent conveyance law and (b) all payments made pursuant to this Guaranty shall be applied in accordance with Section 11.4 of the Credit Agreement.

24. Discharge Upon Payment In Full. Each of the Guarantor’s obligations hereunder shall remain in full force and effect until the indefeasible payment in full of the Obligations (other than contingent indemnification obligations not then due or asserted and only including the Banking Services Obligations to the extent due and payable as of the date of such payment), the termination, expiration or Cash Collateralization of all Letters of Credit, the termination of all Secured Hedging Agreements and the termination of all Commitments.

[Signature pages follow]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be executed by its elected officer duly authorized as of the date first above written.

PSC LICENSING CORP.

By:	/s/ John Hanson
	Name:	John Hanson
	Title:	Treasurer and Secretary

Address:	100 Summit Lake Drive
Suite 100
Valhalla, NY 10595
Attention:	John Hanson
Telephone:	914-345-2255
Facsimile:	914-345-2266

HYPERSOUND HEALTH, INC.

By:	/s/ John Hanson
	Name:	John Hanson
Title:

Address:	100 Summit Lake Drive
Suite 100
Valhalla, NY 10595
Attention:	John Hanson
Telephone:	914-345-2255
Facsimile:	914-345-2266